SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 26, 2001
                                                        ------------------



                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
              Exact name of registrant as specified in its charter




       DELAWARE                   File No. 1-8989           13-3286161
       --------                   ---------------           ----------
      (State or other            (Commission File           (IRS Employer
       jurisdiction of            Number)                    Identification
       incorporation)                                        Number)


           245 Park Avenue, New York, New York                 10167
          -------------------------------------------------------------
          (Address of principal executive offices)           (zip code)


       Registrant's telephone number, including area code:  (212) 272-2000
                                                            --------------




                                 Not Applicable
                                 --------------

          (former name or former address, if changed since last report)


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Item 5. Other Events
        ------------

Filed herewith is a copy of The Bear Stearns Companies Inc. (the "Company") Press Release, dated September 26, 2001, announcing earnings for the Company for the three months ended August 31, 2001, which includes the Unaudited Consolidated Statements of Income of the Company for the three and nine months ended August 31, 2001 and August 25, 2000. All normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company's business is such that the results for any interim period are not necessarily indicative of the results for a full year.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

                 (a)   Financial Statements of business acquired:

                           Not applicable.

                 (b)   Pro Forma financial information:

                           Not applicable.

                 (c)   Exhibit:

                         (99)     Press Release, dated September 26, 2001.



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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   THE BEAR STEARNS COMPANIES INC.



                                   By:  /s/ Marshall J Levinson
                                        ----------------------------
                                        Marshall J Levinson
                                        Controller
                                       (Principal Accounting Officer)



Dated:   September 28, 2001



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                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX
                                  -------------



Exhibit No.            Description
-----------            -----------

   (99)                Press Release, dated September 26, 2001



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FOR IMMEDIATE RELEASE

CONTACT: Elizabeth Ventura (212) 272-9251
         Rebecca Haas      (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.

                      REPORTS THIRD FISCAL QUARTER RESULTS;
                     DECLARES QUARTERLY COMMON CASH DIVIDEND


NEW YORK -September 26, 2001- In announcing results for its third fiscal quarter today, The Bear Stearns Companies Inc. (NYSE:BSC) Chairman and Chief Executive Officer James E. Cayne, commented, "We would like to continue to express our sincere condolences to all those affected by the tragic events of September 11, 2001. Our focus over the past weeks has been to help our clients, our employees and our industry cope with this tragedy. We are extremely grateful to all those who came to the aid of the City and the industry during its time of need."

     The Bear Stearns Companies Inc. reported net earnings per diluted share of $0.95 for the third quarter ended August 31, 2001, down 28.0% from $1.32 per share for the comparable quarter a year ago. Net income was $134.6 million, down 25.8% from $181.4 million for the quarter ended August 25, 2000. Net revenues for the third quarter were $1.20 billion, down 5.2% from $1.27 billion for the quarter ended August 25, 2000. The annualized after-tax return on common stockholders' equity for the quarter ended August 31, 2001 was 12.2% and for the trailing 12-month period ended August 31, 2001, was 14.8%.

     "The market conditions of the third quarter were difficult and those difficulties have intensified early in the fourth quarter. In the face of these challenging times we would like investors to know that our focus remains on ensuring that our clients receive



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the high quality service they are accustomed to, running our business as efficiently as possible and further tightening our controls on expenses," said Mr. Cayne.


A BRIEF DISCUSSION OF THE FIRM'S BUSINESS SEGMENTS, COMPARED TO THE PRIOR YEAR QUARTER FOLLOWS:

CAPITAL MARKETS
---------------

Net revenues for the Capital Markets segment were $874.3 million for the quarter ended August 31, 2001, up 7.7% from $811.7 million for the quarter ended
August 25, 2000.

o Institutional Equities net revenues were $244.7 million for the third quarter of 2001, down 31.6% versus $358.0 million for the third quarter of last year. Equity revenues were down for the current quarter due to the general downturn in the market, reduced volumes and lower market volatility.

o Fixed Income net revenues were up 78.4% to $416.1 million for the quarter ended August 31, 2001, from $233.3 million for the quarter ended
     August 25, 2000. Although down from last quarter's record results, fixed income revenues remained strong year-over-year with solid performances in the mortgage-backed securities, high yield and credit derivatives areas.

o Investment Banking net revenues were $213.5 million for the quarter ended August 31, 2001, down 3.2% from $220.4 million for the quarter ended August 25, 2000. Although the industry-wide slump in equity underwriting activity continued, healthy fixed income underwriting revenues, particularly in the high yield and the municipal areas, resulted in an overall increase in underwriting revenues. Industry-wide mergers and acquisitions activity continues to be soft, however, M&A revenues during the quarter increased over the second quarter but were off 14.1% from the prior year levels.

GLOBAL CLEARING SERVICES
------------------------

Net revenues for Global Clearing Services were $192.0 million for the quarter ended August 31, 2001, down 20.6% from $241.7 million for the quarter ended August 25,



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2000.  Difficult market conditions have contributed to the decline in margin debt balances versus the same period last year, driving net interest revenues down for the quarter ended August 31, 2001. Average customer margin debt balances were $38.3 billion during the quarter ended August 31, 2001, as compared to $56.4 billion in the prior year quarter ended August 25, 2000.

WEALTH MANAGEMENT
-----------------

Wealth Management net revenues for the quarter ended August 31, 2001 were $128.0 million, down 20.0% from $160.1 million for the quarter ended August 25, 2000. Revenues from private client services have declined as retail investors have reduced activity levels significantly, resulting in lower commission revenues and declining net interest profits. Asset management fees also declined slightly on reduced performance fees from alternative investment products, offset by increased management fees from mutual funds and alternative investment products as this area of the business continues to grow. As of August 31, 2001, assets under management stood at $23.5 billion, up 41.6% from last year. Alternative investment products under management were $5.8 billion as of August 31, 2001, a 93.3% increase as compared to last year.

EXPENSES
--------

o Compensation as a percentage of net revenues was 52.7% and 51.7% for the quarters ended August 31, 2001 and August 25, 2000, respectively. Non-compensation expenses were $365.0 million for the quarter ended
     August 31, 2001, up 5.9% from $344.5 million for the comparable prior year quarter ended August 25, 2000. Increased communication and technology costs, including accelerated amortization costs associated with the pending relocation to 383 Madison Avenue contributed to the rise.

o Pre-tax, pre-CAP Plan profit margin was 19.5% in the current quarter as compared to 24.8% in the prior year period.



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     As of August 31, 2001 total capital, including stockholders' equity and long-term borrowings, was $28.4 billion. Book value as of August 31, 2001 was $32.34 per share, based on 149,669,365 shares outstanding.

Quarterly Cash Dividend Declared
--------------------------------

The Board of Directors of The Bear Stearns Companies Inc. declared a regular quarterly cash dividend of $0.15 per share on the outstanding shares of common stock, payable October 31, 2001, to stockholders of record on October 17, 2001.



     Founded in 1923, The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading worldwide investment banking and securities trading and brokerage firm serving corporations, governments, institutions and individuals worldwide. With approximately $28.4 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, public finance, institutional equities and fixed income sales and trading, private client services, foreign exchange and futures sales and trading, equity and fixed income research, derivatives, asset management and custody services. Through Bear, Stearns Securities Corp., it offers prime broker and broker dealer services, including securities lending. Headquartered in New York City, the company had approximately 11,000 employees as of August 31, 2001, located in domestic offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles,
San Francisco and San Juan; and an international presence in Beijing, Dublin, Herzliya, Hong Kong, London, Lugano, Sao Paulo, Seoul, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of



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Operations" and "Risk Management" in the Company's 2000 Annual Report to
Stockholders and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" in the company's Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.


A conference call to discuss the company's results will be held at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-877-282-0743 (or 1-703-871-3073 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1:00 p.m. The passcode for the replay is 5547459. If you have any questions on how to obtain access to the conference call, please contact Rebecca Haas at 1-212-272-8188 or via email at rhaas@bear.com.


                                       ***
                            Financial Tables Attached



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